EXHIBIT 32.1

          CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
            PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q of Jesup & Lamont, Inc. (the "Company") for the period ended September 30, 2008 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Donald
A. Wojnowski Jr., Principal Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C.ss. 1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2002, that:

         (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

         (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2008                 /s/ Donald A. Wojnowski Jr.
                                        ---------------------------
                                        Donald A. Wojnowski Jr.
                                        President and Chief Executive Officer
                                        (Principal Executive Officer)


A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Jesup & Lamont, Inc. and will be retained by Jesup & Lamont, Inc. and furnished to the Securities and Exchange Commission or its staff upon request. This certification "accompanies" the Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Form 10-Q, irrespective of any general incorporation language contained in such filing.